                                                                      EXHIBIT 24


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint SUSAN SCHMIDT BIES, JAMES F. KEEN, CLYDE A. BILLINGS, JR., and TERESA A. FEHRMAN, jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the Securities Act of 1933, by First Tennessee National Corporation ("Corporation") relating to the issuance of its Common Stock, par value $2.50 per share, pursuant to the Non-Employee Directors' Deferred Compensation Stock Option Plan of the Corporation and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Signature                         Title                       Date
     ---------                         -----                       ----

Ralph Horn                   Chief Executive Officer          January 11, 1995
------------------------      (principal executive officer)
Ralph Horn                    and a Director



Susan Schmidt Bies           Executive Vice President         January 11, 1995
------------------------      and Chief Financial Officer
Susan Schmidt Bies            (principal financial officer)



James F. Keen                Senior Vice President and        January 11, 1995
------------------------      Controller (principal
James F. Keen                 accounting officer)



Jack A. Belz                 Director                         January 11, 1995
------------------------
Jack A. Belz



Robert C. Blattberg          Director                         January 11, 1995
------------------------
Robert C. Blattberg



J. R. Hyde, III              Director                         January 11, 1995
------------------------
J. R. Hyde, III



R. Brad Martin               Director                         January 11, 1995
------------------------
R. Brad Martin



Joseph Orgill, III           Director                         January 11, 1995
------------------------
Joseph Orgill, III



Richard E. Ray               Director                         January 11, 1995
------------------------
Richard E. Ray


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

     Signature                            Title                   Date
     ---------                            -----                   ----

Vicki G. Roman                   Director                  January 11, 1995
---------------------------
Vicki G. Roman


Michael D. Rose                  Director                  January 11, 1995
---------------------------
Michael D. Rose


William B. Sansom                Director                  January 11, 1995
---------------------------
William B. Sansom


Gordon P. Street, Jr.            Director                  January 11, 1995
---------------------------
Gordon P. Street, Jr.


Ronald Terry                     Director                  January 11, 1995
---------------------------
Ronald Terry



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